News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
QUARTER ENDED JUNE 30, 2015
Highlights

•	Funds From Operations were $0.21 per share.

•	Same property net operating income on a cash basis was up 5.2% over the prior year.

•	Second quarter second generation net rent per square foot on a cash basis increased 32.8%.

•	Leased or renewed 521,348 square feet of office space, including a 255,413 square foot renewal with Transocean at Greenway Plaza.

•
Formed a joint venture to develop a mixed-use project in Chapel Hill, North Carolina. The project is expected to contain 159,000 square feet of office space, 43,000 square feet of retail space and 246 apartment units.

•	Initiated sales process for 2100 Ross, an 844,000 square foot office property in Dallas, Texas.

•	Subsequent to quarter end, opened Phase II of Emory Point, a mixed-used development in Atlanta, Georgia. The project contains 307 apartment units and 45,000 square feet of retail space;

•	Subsequent to quarter end, signed a 15-year, build-to-suit lease with NCR Corporation to develop an approximately 485,000 square foot headquarters building in Midtown Atlanta.
ATLANTA (July 28, 2015) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2015.
“It was another solid quarter, highlighted by the early renewal of Transocean's lease at Greenway Plaza and the start of Carolina Square in Chapel Hill,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “Our expanding development pipeline highlights the importance of our development capabilities at this point in the real estate cycle. Including our recently announced NCR development, we currently have approximately $360 million under development with 68% of the office and retail space pre-leased.”
Financial Results
FFO was $45.2 million, or $0.21 per share, for the second quarter of 2015, compared with $35.8 million, or 0.18 per share, for the second quarter of 2014. FFO was $91.2 million, or $0.42 per share, for the six months ended June 30, 2015, compared with $72.0 million, or $0.37 per share, for the same period in 2014.
Net income available to common stockholders was $8.0 million, or $0.04 per share, for the second quarter of 2015, compared with a net loss of $(2.2) million, or $(0.01) per share, for the second quarter of 2014. Net income available to common stockholders was $15.2 million, or $0.07 per share, for the six months ended June 30, 2015, compared with $3.0 million, or $0.02 per share, for the same period in 2014.
2015 FFO Guidance
For the year ending December 31, 2015, the Company expects to report FFO in the range of $0.83 to $0.87 per share. This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. This guidance also excludes the operational or capital impact of any development activity other than Research Park V, Emory Point Phase II, Carolina Square, and the NCR project.

The Company leaves unchanged previously provided components of its 2015 FFO guidance, except for the following:

•	Interest and other expenses of $41 million to $43 million, net of capitalized interest.
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Wednesday, July 29, 2015, to discuss the results of the quarter ended June 30, 2015. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 14 days by dialing (877) 344-7529 and entering the passcode 10068744. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q2 2015 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties second quarter 2015 "Supplement Information" can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
The Consolidated Statements of Operations, Consolidated Balance Sheets, a schedule entitled Funds From Operations, which reconciles Net Income (Loss) Available to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on Net Income (Loss) Available and FFO results is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters discussed in this news release are “forward-looking statements” within the meaning of the federal securities laws. Examples of such statements in this news release include the Company's estimated ranges of FFO per share, same property NOI growth, fee and other income, general and administrative expense, interest and other expenses, GAAP straight-lined rental income, and above and below market rental income, and the assumptions related thereto. Such statements are subject to uncertainties and risk. These include, but are not limited to, the availability and terms of capital and financing; the ability to refinance indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the availability of buyers and adequate pricing with respect to the disposition of assets; risks related to the geographic concentration of our portfolio; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to the Company's strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of its major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Rental property revenues	$96,177	$80,034	$186,216	$157,518
Fee income	1,704	2,025	3,520	4,363
Other	22	2,446	143	4,347
	97,903	84,505	189,879	166,228
Costs and expenses:
Rental property operating expenses	41,387	35,959	79,340	70,816
Reimbursed expenses	717	988	1,828	1,920
General and administrative expenses	5,936	5,756	9,431	11,366
Interest expense	7,869	6,970	15,546	14,137
Depreciation and amortization	34,879	35,135	71,026	69,274
Separation expenses	—	—	102	84
Acquisition and related costs	2	149	85	171
Other	341	877	698	1,370
	91,131	85,834	178,056	169,138
Income (loss) from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	6,772	(1,329)	11,823	(2,910)
Benefit for income taxes from operations	—	9	—	21
Income from unconsolidated joint ventures	1,761	2,027	3,372	3,313
Income from continuing operations before gain on sale of investment properties	8,533	707	15,195	424
Gain (loss) on sale of investment properties	(576)	1,327	530	1,488
Income from continuing operations	7,957	2,034	15,725	1,912
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(6)	566	(19)	1,457
Gain (loss) on sale from discontinued operations	—	14	(551)	6,379
	(6)	580	(570)	7,836
Net income	7,951	2,614	15,155	9,748
Net income attributable to noncontrolling interests	—	(129)	—	(284)
Net income attributable to controlling interests	7,951	2,485	15,155	9,464
Dividends to preferred stockholders	—	(1,178)	—	(2,955)
Preferred share original issuance costs	—	(3,530)	—	(3,530)
Net income (loss) available to common stockholders	$7,951	$(2,223)	$15,155	$2,979
Per common share information — basic and diluted:
Income (loss) from continuing operations attributable to controlling interest	$0.04	$(0.01)	$0.07	$(0.02)
Income from discontinued operations	—	—	—	0.04
Net income (loss) available to common stockholders	$0.04	$(0.01)	$0.07	$0.02
Weighted average shares — basic	216,630	198,440	216,599	195,108
Weighted average shares — diluted	216,766	$198,440	216,753	195,347
Dividends declared per common share	$0.080	$0.075	$0.160	$0.150

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income (Loss) Available to Common Stockholders	$7,951	$(2,223)	$15,155	$2,979
Depreciation and amortization of real estate assets:
Consolidated properties	34,505	34,934	70,228	68,888
Share of unconsolidated joint ventures	2,772	3,088	5,515	6,086
(Gain) loss on sale of depreciated properties:
Consolidated properties	10	(1)	(276)	(1)
Discontinued properties	—	(14)	551	(6,373)
Share of unconsolidated joint ventures	—	—	—	387
Funds From Operations Available to Common Stockholders	$45,238	$35,784	$91,173	$71,966
Per Common Share — Basic and Diluted:
Net Income (Loss) Available	$0.04	$(0.01)	$0.07	$0.02
Funds From Operations	$0.21	$0.18	$0.42	$0.37
Weighted Average Shares — Basic	216,630	198,440	216,599	195,108
Weighted Average Shares — Diluted	216,766	198,440	216,753	195,347

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $360,700 and $324,543 in 2015 and 2014, respectively	$2,203,091	$2,181,684
Projects under development	16,207	91,615
Land	12,355	21,646
	2,231,653	2,294,945
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $20,884 in 2015	86,775	—

Cash and cash equivalents	1,972	—
Restricted cash	5,430	5,042
Notes and accounts receivable, net of allowance for doubtful accounts of $2,006 and $1,643 in 2015 and 2014, respectively	13,299	10,732
Deferred rents receivable	63,755	57,939
Investment in unconsolidated joint ventures	103,665	100,498
Intangible assets, net of accumulated amortization of $88,776 and $76,050 in 2015 and 2014, respectively	139,557	163,244
Other assets	39,360	34,930
Total assets	$2,685,466	$2,667,330
Liabilities:
Notes payable	$849,772	$792,344
Accounts payable and accrued expenses	56,700	76,240
Deferred income	23,290	23,277
Intangible liabilities, net of accumulated amortization of $21,925 and $16,897 in 2015 and 2014, respectively	64,557	70,020
Other liabilities	33,318	31,991
Liabilities of real estate assets held for sale, net of accumulated amortization of $308 in 2015	3,132	—
Total liabilities	1,030,769	993,872
Commitments and contingencies	—	—
Equity:
Stockholders' investment:
Common stock, $1 par value, 350,000,000 shares authorized, 220,255,502 and 220,082,610 shares issued in 2015 and 2014, respectively	220,256	220,083
Additional paid-in capital	1,721,560	1,720,972
Treasury stock at cost, 3,570,082 shares in 2015 and 2014	(86,840)	(86,840)
Distributions in excess of cumulative net income	(200,279)	(180,757)
Total equity	1,654,697	1,673,458
Total liabilities and equity	$2,685,466	$2,667,330

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015		2014	2015		2014
Net Operating Income - Consolidated Properties
Rental property revenues	$96,177		$80,034	$186,216		$157,518
Rental property expenses	(41,387)		(35,959)	(79,340)		(70,816)
	54,790		44,075	106,876		86,702
Net Operating Income - Discontinued Operations
Rental property revenues	—		967	4		2,323
Rental property expenses	—		(402)	(18)		(866)
	—		565	(14)		1,457
Net Operating Income - Unconsolidated Joint Ventures	5,984	—	6,648	11,972	—	13,147
Total Net Operating Income	$60,774		$51,288	$118,834		$101,306

Net Operating Income
Same Property	$43,867	—	$43,156	$87,196	—	$84,318
Non-Same Property	16,907	—	8,132	31,638	—	16,988
	$60,774		$51,288	$118,834		$101,306

Non-Cash Items
Straight-line rent	$5,786		$5,001	$12,071		$12,649
Other	1,472		1,622	2,927		3,209
	7,258		6,623	14,998		15,858
Cash Basis Property Net Operating Income
Same Property	39,944	—	37,962	78,756	—	71,454
Non-Same Property	13,572	—	6,703	25,080	—	13,994
	$53,516		$44,665	$103,836		$85,448

This schedule shows Same Property Net Operating Income and the related reconciliation to rental property revenues and rental property expenses. Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.